As filed with the Securities and Exchange Commission on June 28, 1996
                                                       Registration No. 33-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                              TB WOOD'S CORPORATION
               (Exact name of Company as specified in its charter)


            Delaware                            440 North Fifth Avenue                        25-1771145
                                           Chambersburg, Pennsylvania 17201
                                                                                            (I.R.S. Employer
    (State of Incorporation)      (Address of principal executive offices) (Zip Code)     Identification Number)

           TB WOOD'S CORPORATION NON-QUALIFIED STOCK OPTION AGREEMENTS
                            (Full Title of the Plan)

                               Mr. Michael L. Hurt
                                    President
                              TB Wood's Corporation
                             440 North Fifth Avenue
                        Chambersburg, Pennsylvania 17201
                     (Name and address of agent for service)

                                 (717) 264-7161
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                      Attention: David E. Schulman, Esquire


                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------
                                                              Proposed          Proposed
Title of                                                      maximum           maximum
securities                                  Amount            offering          aggregate         Amount of
to be                                       to be             price per         offering          registration
registered                                  registered        share(1)          price(1)          fee
- ---------------------------------------------------------------------------------------------------------------------
Common Stock, par
  value $.01 per share                   292,893 shares         $9.00          $2,636,037          $908.98
- ---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $9.00 per share, the average of the high and low prices of the Company's Common Stock as reported in the consolidated reporting system on June 27, 1996.
==============================================================================

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

Item 2. Company Information and Employee Plan Annual Information.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed or to be filed by TB Wood's Corporation ("the Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

                  1. Annual Report on Form 10-K filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Company's fiscal year ended December 29, 1995.

                  2. Quarterly Report on Form 10-Q filed with the Commission pursuant to the Exchange Act for the Company's fiscal quarter ended March 28, 1996.

                  3. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 25, 1996 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Barton J. Winokur, a partner of Dechert Price & Rhoads, which performs various legal services for the Company, owns 30,939 shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

         As permitted by the Delaware Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation

Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's By-laws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The directors and officers of the Company are insured against certain liabilities under the Company's directors' and officers' liability insurance.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         The following exhibits are filed herewith:


       Exhibit
          No.                              Document
      ---------                            --------
         5.1 Opinion of Dechert Price & Rhoads as to the legality of securities being registered.

         23.1     Consent of Arthur Andersen LLP.

         23.2 Consent of Dechert Price & Rhoads (contained in opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1     Power of Attorney (included on Signature Page).

Item 9. Undertakings.

         The undersigned Company hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Company. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chambersberg and Commonwealth of Pennsylvania on June 28, 1996.

                                             TB WOOD'S CORPORATION


                                             By:    /s/ MICHAEL L. HURT
                                                    -------------------------
                                                      Michael L. Hurt
                                                      President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Michael L. Hurt and David H. Halleen each of them, his true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                             Date
- ---------                        -----                             ----

          *
- ---------------------------   Chairman of the Board            June 28, 1996
Thomas C. Foley               (Principal Executive
                              Officer)
          *
- --------------------------    President and Director           June 28, 1996
Michael L. Hurt               (Principal Executive
                              Officer)
          *
- -------------------------     Director                         June 28, 1996
Jean-Pierre L. Conte

          *
- -------------------------     Director                         June 28, 1996
Craig R. Stapleton

           *
- ------------------------      Vice President of                June 28, 1996
David H. Halleen              Finance, Treasurer and
                              Chief Financial Officer
                              (Principal Financial
                              Officer and Principal
                              Accounting Officer)


*By: /s/ MICHAEL L. HURT
     ---------------------
      Michael L. Hurt
      Attorney-in-fact

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.        Document                                               Page
- -----------        --------                                               ----
 5.1               Opinion of Dechert Price & Rhoads as to the legality
                   of securities being registered.

 23.1              Consent of Arthur Andersen LLP.

 23.2              Consent of Dechert Price & Rhoads included in
                   Exhibit 5.1.

 24.1              Power of Attorney included on Signature Page.